                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

        Filed by the Registrant [x]
        Filed by a Party other than the Registrant [ ]
        Check the appropriate box:
        [ ]    Preliminary Proxy Statement                       [ ]    Confidential, For Use of the
                                                                        Commission Only (as permitted
                                                                        by Rule 14a-6(e)(2)
        [ ]    Definitive Proxy Statement
        [x]    Definitive Additional Materials
        [ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

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                Cisco Systems, Inc.
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
        [x]     No fee required
        [ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        (1)     Title of each class of securities to which transaction applies:

                Not applicable.
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        (2)     Aggregate number of securities to which transactions applies:

                Not applicable.
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        (3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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        (4)     Proposed maximum aggregate value of transaction:

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        (5)     Total fee paid:

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        [ ]     Fee paid previously with preliminary materials:

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        [ ]     Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)     Amount previously paid:

                Not applicable.
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        (2)     Form, Schedule or Registration Statement no.:

                Not applicable.
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        (3)     Filing Party:

                Not applicable.
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        (4)     Date Filed:

                Not applicable.
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
To:     All Employees Holding Cisco Shares

From:   Larry Carter

Re:     Upcoming Shareholders Meeting

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The 1998 Annual Meeting of the Cisco shareholders will take place on November
12, 1998. The Company has recently mailed a proxy statement to you and every other Cisco shareholder indicating the items on which the shareholders are to vote at that meeting. Your vote is very important, and we strongly encourage you to exercise your shareholder rights by completing your proxy ballot via
Internet, telephone or mail.

One of the items which will be submitted to shareholder vote at the 1998 Annual
Meeting is the approval of an amendment to the Company's 1996 Stock Incentive
Plan. Approval of the amendment will ensure that Cisco will continue to have the ability to issue stock options to employees and other individuals who contribute to the Company's future business and financial success. Cisco believes that such individuals should share directly in that success. Stock options are essential to the Company's achievement of our goals because of the opportunity options give Cisco employees to increase their ownership interest in the Company. For this reason, the Company encourages you to vote in favor of the proposal to approve the amendment. This particular proposal is designated as Proposal No. 2 in the proxy statement and ballot.

If you were a Cisco shareholder as of September 14, 1998, and you do not receive a proxy statement and ballot for the 1998 Annual Meeting or should you misplace these documents, please contact your broker or Boston EquiServe at 781-575-3120.
We hope that you will take the opportunity to exercise your rights as a Cisco shareholder and to cast your vote in favor of Proposal No. 2 as an important benefit for you and other Cisco employees.